Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, William A. Oates, Jr., the President of the Registrant, certify that:

(i)	The Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William A. Oates, Jr.
William A. Oates, Jr., President (principal executive officer)

Date:	August 27, 2014

I, John F. Francini, Jr., Chief Financial Officer of the Registrant, certify that:

(i)	The Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ John F. Francini, Jr.
John F. Francini, Jr. Chief Financial Officer (principal financial officer)

Date:	August 27, 2014